EXHIBIT 10.52

March 30, 2005

Nuvelo, Inc.

675 Almanor Avenue

Sunnyvale, CA 94085

Re: Term Loan

Ladies and Gentlemen:

This letter is written in connection with that certain Loan and Security Agreement between Silicon Valley Bank (“Bank”) and Nuvelo, Inc. (“Borrower”), dated as of August 31, 2004, as amended, and related loan documents (as amended from time to time, collectively, the “Loan Agreement”). Bank and Borrower desire to amend the terms of the Loan Agreement as more particularly described herein. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Notwithstanding anything to the contrary contained under sub letter (b) of Section 2.5 entitled “Interest Rates”, the interest rate for the second Term Loan occurring on March 30, 2005, shall accrue interest at a per annum rate equal to the greater of (i) 36 months Treasury Rate in effect on the Funding Date plus 2.75% or (ii) 6.43%. All other Term Loans made after March 30, 2005 shall remain unchanged under the terms of the Loan Agreement.

By signing below and returning a copy of this letter to Bank, Borrower acknowledges that the Loan Agreement is hereby modified in accordance with the provisions set forth above. Borrower further understands and agrees that in modifying the Loan Agreement, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Agreement. Except as expressly set forth herein, the terms of the Loan Agreement shall remain unchanged and in full force and effect. Bank’s agreement to this modification shall in no way obligate Bank to make any future waivers or modifications to the Loan Agreement. Nothing in this letter shall constitute a satisfaction of the Borrower’s indebtedness to Bank. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement, unless the party is expressly released by in writing. Unless expressly released herein, no maker, endorser or guarantor will be released by virtue of this letter. The terms of this paragraph apply not only to this letter, but also to all subsequent loan modification agreements.

The provisions of this letter shall not be deemed effective until such time as Borrower shall have returned a countersigned copy to Bank.

Very truly yours,

SILICON VALLEY BANK

By:	/s/ Ron Kundich
Ron Kundich
Vice President and
Relationship Manager

By executing below, the undersigned acknowledges and confirms the effectiveness of this letter.

NUVELO, INC.

By:	/s/ Gary Titus
Name:	Gary Titus
Title:	V.P. of Finance
Dated:	March 30, 2005

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